DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1, registration statement, of our review report on unaudited interim financial statements, dated June 13, 2014, relative to the financial statements of PurpleReal, Inc. as of March 31, 2014 and for the for the period from inception (January 15, 2014) through March 31, 2014.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 13, 2104